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                                                                   EXHIBIT 10.4





                              THE TROY SAVINGS BANK

             SUPPLEMENTAL RETIREMENT AND BENEFIT RESTORATION PLAN

                       (EFFECTIVE AS OF FEBRUARY __, 1999)




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                               TABLE OF CONTENTS

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                                                                                                             Page
                                                                                                             ----
Preamble.......................................................................................................1

Article 1 - Definitions........................................................................................2

Article 2 - Eligibility and Participation......................................................................6

Article 3 - Retirement Dates...................................................................................7

Article 4 - Retirement Income Benefit..........................................................................8

Article 5 - ESOP Benefit.......................................................................................9

Article 6 - Savings Benefit....................................................................................10

Article 7 - Vesting............................................................................................11

Article 8 - Payment of Benefits................................................................................12

Article 9 - Modes of Benefit Payment ..........................................................................13

Article 10 - Death Benefits ...................................................................................14

Article 11 - Unfunded Plan ....................................................................................16

Article 12 - Administration ...................................................................................17

Article 13 - Amendment or Termination .........................................................................20

Article 14 - General Provisions................................................................................21



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                                    PREAMBLE


The Troy Savings Bank Supplemental Retirement and Benefit Restoration Plan (the "Plan") is effective as of the completion of the conversion of The Troy Savings Bank (the "Bank") from mutual to stock form. The purpose of the Plan is to permit certain employees of the Bank to receive supplemental retirement income from the Bank and adopting affiliated employers in addition to amounts payable under The Retirement Plan of The Troy Savings Bank in RSI Retirement Trust (the "Retirement Plan") and The Troy Savings Bank 401(k) Savings Plan in RSI Retirement Trust (the "401(k) Plan"). The Plan also provides a supplemental benefit to selected participants in the Bank's Employee Stock Ownership Plan (the "ESOP") who retire or otherwise terminate employment before the ESOP has repaid the loan it incurred to purchase stock of Troy Financial Corporation ("Troy Financial") in connection with the conversion of the Bank from mutual to stock form.

The Plan is intended to be an unfunded, non-qualified deferred compensation plan. Neither the Employer nor the Administrator shall segregate or otherwise identify specific assets to be applied to the purposes of the Plan, nor shall any of them be deemed to be a trustee of any amounts to be paid under the Plan. Any liability of the Employer to any person with respect to benefits payable under the Plan shall be based solely upon such contractual obligations, if any, as shall be created by the Plan, and shall give rise only to a claim against the general assets of the Employer. No such liability shall be deemed to be secured by any pledge or any other encumbrance on any specific property of the Employer.


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                                    ARTICLE 1

                                   DEFINITIONS


The following words and phrases shall have the meanings hereafter ascribed to them. Those words and phrases which have limited application are defined in the respective Articles in which such terms appear.

1.1 "Accrual Ratio" means a fraction, the numerator of which is the Participant's Vested Service at any relevant time and the denominator of which is the Vested Service the Participant would have if the Participant continued in the employment of the Bank until the Participant attained age 65.

1.2 "Actuarial Reduction Factor" means the factor that would be applied to calculate the reduced Early Retirement Income Benefit that is payable commencing on a Participant's Early Retirement Date under the Retirement Plan (except that, if the Participant is entitled to an unreduced Early Retirement Income Benefit under the Retirement Plan, the Actuarial Reduction Factor shall be 1.0).

1.3 "Administrator" means the plan administrator of the Plan, as appointed by the Board pursuant to Article 12.

1.4 "Average Annual Earnings" means the Participant's average annual Compensation during the 36 consecutive calendar months within the final 120 consecutive calendar months of the Participant's employment by the Employer in which such Compensation is highest.

1.5 "Bank" means The Troy Savings Bank, a New York-chartered capital stock savings bank having its principal place of business in Troy, New York, or any successor to the Bank by merger, consolidation or otherwise by operation of law.

1.6 "Basic Matching Contribution" means the maximum employer matching contribution (if any) that would be allocated to the account of a Participant under the 401(k) Plan with respect to a Plan Year, giving effect to the Contribution Limitations, assuming that the Participant made the maximum permissible amount of salary deferral contributions under the 401(k) Plan for such Plan Year, giving effect to the limitations under Section 401(k)(3) and Section 415 of the Code.

1.7 "Retirement Plan" means The Retirement Plan of The Troy Savings Bank in RSI Retirement Trust, as amended from time to time.



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1.8      "Beneficiary" means the person or persons designated by a Participant in a written notice delivered to the Administrator to receive amounts payable hereunder after the Participant's death that are not required to be paid to the Participant's surviving spouse under the terms of this Plan, or, in the absence of an effective designation, the surviving spouse of the Participant or, if there is no surviving spouse, the Participant's surviving descendants or, if there are none, the Participant's estate.

1.9 "Board" means the Board of Directors of the Bank, as duly constituted from time to time.

1.10 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

1.11 "Compensation" means the total compensation receivable by an Employee from the Employer for the calendar year, prior to any reduction pursuant to any compensation reduction agreement, but not in excess of $500,000 per year. Compensation excludes contributions (other than pre-tax salary reduction contributions) made by the Employer to any tax-qualified pension or savings plan, or insurance, welfare or other employee benefit plan, as well as amounts accrued or paid pursuant to this Plan or any other qualified or non-qualified deferred compensation plan or arrangement.

1.12 "Contribution Limitation" means any provision of the 401(k) Plan that limits the amount of compensation of a Participant that is taken into account under such Plan to the amount specified pursuant to Section 401(a)(17) of the Code, that limits annual additions to such Plan in accordance with Section 415 of the Code or that limits the amount of employer matching contributions that are allocated to a Participant's account under such Plan because of the actual contribution percentage test under Section 401(m) of the Code or the actual deferral percentage test under Section 401(k)(3) of the Code.

1.13     "Effective Date" means February __, 1999.

1.14     "Employee" means a person who is an employee of the Employer.

1.15 "Employer" means the Bank and any subsidiary or affiliated corporation that, with the approval of the Board and subject to such conditions as the Board may impose, adopts the Plan, and any successor or successors of any of them.

1.16     "ESOP" means the Bank's Employee Stock Ownership Plan.

1.17 "ESOP Loan" means the loan incurred by the ESOP to acquire shares of Stock at the time of the conversion of the Bank from mutual to stock form, including any refinancing of such loan.



                                       3

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1.18     "Fair Market Value" means the value of a share of Stock, determined as follows: if on the determination date the Stock is listed on an established national or regional stock exchange, is admitted to quotation on an automated quotation system maintained by the NASD, or otherwise is publicly traded on an established securities market, the Fair Market Value of a share of Stock shall be the closing price of the Stock on such exchange or in such market (the highest such closing price if there is more than one such exchange or market) on the determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Stock is not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value shall be the value of the Stock as reasonably determined by the Administrator in good faith.

1.19 "401(k) Plan" means The Troy Savings Bank 401(k) Savings Plan in RSI Retirement Trust, as amended from time to time.

1.20 "Full Matching Contribution" means the employer matching contribution that would have been allocated to the account of a Participant under the terms of the 401(k) Plan with respect to a Plan Year if the Contribution Limitations did not apply and the Participant made the maximum permissible amount of salary deferral contributions under the 401(k) Plan for such Plan Year under Section 402(g) of the Code, determined without regard to the limitations under Section 401(k)(3) and Section 415 of the Code.

1.21 "Full Retirement Income Benefit" means the excess of 65% of the Participant's Average Annual Earnings over the Offset Amount.

1.22 "Offset Amount" means (a) $26,000 per annum in the case of Daniel J. Hogarty, Jr. and (b) zero in the case of all Participants other than Mr. Hogarty.

1.23 "Participant" means a management or highly compensated Employee who has been designated by the Board as eligible to participate in the Plan and who becomes a Participant by entering into a Supplemental Retirement and Benefit Restoration Plan Agreement with the Bank pursuant to the provisions of Article 2.

1.24 "Plan" means The Troy Savings Bank Supplemental Retirement and Benefit Restoration Plan, as herein set forth, and as it may hereafter be amended from time to time.

1.25     "Plan Year" means the calendar year.



                                       4

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1.26     "Retirement Income Benefit" means the deferred compensation retirement income benefit provided to Participants and their surviving spouse and other Beneficiaries in accordance with the applicable provisions of the Plan.

1.27 "Savings Benefit" means the deferred compensation savings benefit provided to Participants and their beneficiaries in accordance with the applicable provisions of the Plan.

1.28 "Savings Benefit Account" means a bookkeeping account maintained pursuant to Article 6 to record a Participant's Savings Benefit.

1.29     "Stock" means shares of common stock, par value $.0001, of Troy
         Financial.

1.30 "Troy Financial" means Troy Financial Corporation, a Delaware corporation that is the holding company for the Bank.

1.31 "Vested Participant" means a Participant who is 100% vested in the Retirement Income Benefit under Article 7.

1.32     "Vested Percentage" means a Participant's Vested Percentage under the
         ESOP.

1.33 "Vested Service" means a Participant's Vested Service as defined in the Retirement Plan.

         Words referring to males shall be construed to include females and the singular shall be construed to include the plural, and vice versa, wherever appropriate.


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                                    ARTICLE 2

                          ELIGIBILITY AND PARTICIPATION


2.1 Eligibility to participate in the Plan will be limited to a select group of management or highly compensated Employees who are designated by the Board to participate in the Plan. The Board shall have absolute discretion as to the management and highly compensated Employees it chooses to designate as Participants. The Bank shall enter into an individual Supplemental Retirement and Benefit Restoration Plan Agreement with each Participant in the Plan. As of the Effective Date, the following individuals are Participants: Daniel J. Hogarty, Jr., Kevin M. O'Bryan and Michael C. Mahar.

         From time to time, the Board may designate additional management and highly compensated Employees as Participants, who shall participate as of the date specified by the Board.

2.2 The Bank may, from time to time, remove any Participant from participation in the Plan; provided, however, that such removal will not reduce the benefits credited to the Participant under the Plan, determined as of the date of such Participant's removal. A Participant so removed shall remain a Participant until all benefits are distributed in accordance with the provisions of the Plan.

2.3 The Administrator may provide each Participant with appropriate forms in connection with participation in the Plan.


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                                    ARTICLE 3

                                RETIREMENT DATES


3.1 A Participant's Retirement Date shall be his or her Normal, Early or Postponed Retirement Date, whichever is applicable pursuant to the following sections of this Article 3.

3.2 A Participant's Normal Retirement Date shall be the date coinciding with the Participant's Normal Retirement Date under the Retirement Plan.

3.3 A Participant may retire before the Participant's Normal Retirement Date if the Participant has satisfied the requirements for an Early Retirement Income Benefit under thenn provisions of the Retirement Plan. The Participant's Early Retirement Date for purposes of this Plan shall be the date on which the Participant begins receiving an Early Retirement Income Benefit under the Retirement Plan.

3.4 If a Participant continues in the employment of the Employer beyond the Normal Retirement Date, the date coinciding with postponed retirement under the Retirement Plan shall be the Participant's Postponed Retirement Date.



                                       7
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                                    ARTICLE 4

                            RETIREMENT INCOME BENEFIT


4.1 The Retirement Income Benefit shall be payable in the form of a single life annuity commencing on the Participant's Normal Retirement Date or Postponed Retirement Date and shall be equal to the excess (if any) of
         (a) over (b) as stated below:

         (a)      the Full Retirement Income Benefit;

         (b) the annual amount payable upon Normal or Postponed Retirement Date, as the case may be, to the Participant as a single life annuity under the Retirement Plan.

4.2 The Retirement Income Benefit payable to a Participant who retires on an Early Retirement Date shall be equal to the excess (if any) of (a) over (b) as stated below:

         (a) the product of (1) the Participant's Accrual Ratio times (2) the Actuarial Reduction Factor times (3) the Full Retirement Income Benefit;

         (b) the annual amount payable upon such Early Retirement Date to the Participant as a single life annuity under the Retirement Plan.

4.3 If a Vested Participant terminates employment with the Bank other than on a Retirement Date specified in Article 3, the Retirement Income Benefit payable in the form of a single life annuity, commencing on the date the Participant is eligible for a vested retirement benefit under the Retirement Plan, shall be equal to the excess (if any) of (a) over
         (b) as stated below:

         (a) the product of (1) the Accrual Ratio times (2) the Actuarial Reduction Factor times (3) the Full Retirement Income Benefit;

         (b) the annual amount payable following termination of service to the Participant in a single life annuity under the Retirement Plan.

         If a Participant who is not a Vested Participant terminates employment with the Bank other than on a Retirement Date specified in Article 3, the Participant will not be entitled to any Retirement Income Benefit under the Plan.


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                                    ARTICLE 5

                                      ESOP
                                     BENEFIT


         If a Participant terminates employment with the Bank at a time when the ESOP holds shares of Stock that have not been allocated to the accounts of ESOP participants because the ESOP has not repaid the ESOP Loan in full, the Participant's ESOP Benefit shall be equal to the product of
         (a), (b), (c) and (d), as stated below:

         (a) the number of shares of Stock that were allocated to the account of the Participant under the ESOP for the ESOP plan year preceding the plan year in which such Participant's employment terminates;

         (b) the number of years and fractions of years remaining in the term of the ESOP Loan as of the date on which such Participant's employment terminates;

         (c) the Fair Market Value of a share of Stock as of the date on which such Participant's employment terminates; and

         (d)      the Participant's Vested Percentage.



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                                    ARTICLE 6

                                     SAVINGS
                                     BENEFIT


6.1 The Bank shall establish on its books a separate Savings Benefit Account in the name of each Participant for each Plan Year. As of not later than the end of each Plan Year, the Bank shall credit each Participant's Savings Benefit Account for such Plan Year with the excess (if any) of the Full Matching Contribution over the Basic Matching Contribution for such Plan Year.

6.2 The balance of each Participant's Savings Benefit Account shall be increased by deemed earnings and gains (as set out below) and decreased by deemed losses (as set out below), by forfeitures (as specified below) and by payments of such Savings Benefit to the Participant or the Participant's surviving spouse or Beneficiary under the Plan.

6.3 The deemed earnings and losses of each Savings Benefit Account shall be determined as follows. The balance in each such Account from time to time shall be deemed to have been invested in such publicly-traded stocks and other securities and investments (including shares of regulated investment companies) that are readily available for purchase by the Bank and that shall have been designated for such account by the Participant from time to time by written notice to the Administrator, and each such account shall be increased by the earnings and gains, and decreased by the losses, that would have accrued had the Bank actually purchased such investments with the balance in such Account pursuant to such directions of the Participant, determined without regard to any taxes that would have been payable on such earnings and gains had such investments actually been made, but reduced by applicable fees, commissions and expenses that would have been paid with respect to such investments.



                                       10
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                                    ARTICLE 7

                                     VESTING


         A Participant shall be 100% vested in the Participant's Savings Benefit at all times. A Participant's Vested Percentage in the ESOP Benefit shall be determined in accordance with the vesting provisions of the ESOP. A Participant's Retirement Income Benefit shall be 100% vested, and the Participant shall be a Vested Participant, from and after the earlier of:

         (a) the date on which the Participant completes five years of Vested Service or the Effective Date, later; or

         (b) the Participant's attainment of age 65 while employed by the Bank.




                                       11
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                                    ARTICLE 8

                               PAYMENT OF BENEFITS


8.1 The Retirement Income Benefit shall commence at the same time as distributions under the Retirement Plan and shall be paid over the same period, to the same persons and in the same benefit form as the Participant shall have elected with respect to his or her retirement benefit under the Retirement Plan.

8.2 The Savings Benefit payable to a Participant following termination of employment shall be equal to the amount credited to the Participant's Savings Benefit Account at such time and, unless an optional mode of payment is elected pursuant to Section 9.2, shall be payable in a single lump sum to the Participant not later than the time that a distribution is payable to such Participant under the 401(k) Plan.

8.3 The ESOP Benefit shall be payable in a single lump sum to a Participant as soon as reasonably practicable after termination of the Participant's employment, unless an optional mode of payment is elected pursuant to Section 9.2.



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                                    ARTICLE 9

                            MODES OF BENEFIT PAYMENT


9.1 Except as otherwise provided in the following paragraph, any Retirement Income Benefit and Savings Benefit payable under the Plan to a Participant, Beneficiary, joint or contingent annuitant or eligible child, shall be payable in the modes provided by, and subject to the provisions of, the Retirement Plan and the 401(k) Plan, respectively. Retirement Income Benefits paid in a form other than a life annuity shall be the actuarial equivalent of a life annuity, utilizing the actuarial equivalent factors set forth in the Retirement Plan and applied to obtain the optional mode of payment thereunder.

         The Administrator, in its sole discretion and consistent with the best interests of the Employer, may distribute any Retirement Income Benefit or Savings Benefit payable under the Plan to a Participant, Beneficiary, joint or contingent annuitant, or eligible child, as a single lump sum benefit, using, in the case of a Retirement Income Benefit, the actuarial equivalent factors set forth in the Retirement Plan for lump-sum cashouts. In exercising its discretion hereunder, the Administrator shall not be bound by any request by a Participant, beneficiary, joint or contingent annuitant, or eligible child, to receive the Retirement Income Benefit or Savings Benefit as a single lump-sum benefit.

9.2 Except with respect to receipt of a lump sum benefit under Section 9.1, any election of an optional mode of benefit payment made by a Participant under the Retirement Plan, ESOP or 401(k) Plan, as applicable, shall also be effective with respect to any Retirement Income Benefit, ESOP Benefit or Savings Benefit, as the case may be, payable under the Plan to a Participant, Beneficiary, joint or contingent annuitant, or eligible child.

9.3 Except with respect to receipt of a lump sum benefit under Section 9.1, payment of any Retirement Income Benefit or Savings Benefit under the Plan shall commence on the same date as payment of a Retirement Plan or Savings Plan distribution payable to a Participant or beneficiary, and shall terminate on the date of last payment of Retirement Plan or Savings Plan distribution, as the case may be.




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



                                   ARTICLE 10

                                 DEATH BENEFITS


10.1 Upon the death of a Participant who (i) has not terminated employment with the Employers before a Retirement Date as defined in Section 3.1 or (ii) retires on a Retirement Date as defined in Section 3.1 and dies prior to the complete distribution of benefits under the Retirement Plan, a death benefit shall be payable as set forth in Section 10.2 and 10.3.

10.2 If a preretirement survivor annuity or post retirement survivor annuity is payable to a Participant's surviving spouse or eligible children under the Retirement Plan, a supplemental preretirement survivor annuity or post retirement survivor annuity, as the case may be, shall also be payable to such surviving spouse or eligible children under the Plan. The annual preretirement survivor annuity or post retirement survivor annuity payable to such surviving spouse or eligible children shall be equal to the difference between (a) and (b) as stated below:

         (a) the annual amount of the preretirement survivor annuity or post retirement survivor annuity, as applicable, to which such surviving spouse or eligible children would have been entitled under the Retirement Plan, if the Participant's normal retirement benefit under the Retirement Plan were equal to the Full Retirement Income Benefit;

         (b) the annual amount of the preretirement survivor annuity or post retirement survivor annuity, as the case may be, actually payable to such surviving spouse or eligible children under the Retirement Plan.

10.3 The supplemental preretirement survivor annuity or post retirement survivor annuity shall be payable over the lifetime of the surviving spouse or eligible children to the extent provided in the Retirement Plan, in monthly installments commencing as of the same date as payment of the preretirement survivor annuity or post retirement survivor annuity, as the case may be, occurs under the Retirement Plan and terminating as of the date of the last payment of the preretirement survivor annuity or post retirement survivor annuity, as the case may be, under the Retirement Plan.

10.4 Upon the death of a Participant, the amount credited to the Participant's Savings Benefit Account and any portion of the Participant's ESOP Benefit that has not been paid to the Participant shall be payable to the Participant's surviving spouse, if any, or if the Participant has no surviving spouse, to the Participant's Beneficiary, in a single lump sum unless, in the case of the Savings Benefit, an optional mode has been elected pursuant to Article 9.

10.5 Upon the death of a Participant under the circumstances set forth in clause (i) or (ii) of Section 10.1, if no survivor benefit is payable under the Retirement Plan, no further Retirement Income Benefit shall be payable hereunder.

                                   ARTICLE 11

                                  UNFUNDED PLAN


11.1 The Plan shall be administered as an unfunded plan and is not intended to meet the qualification requirements of Sections 401(a) and 401(k) of the Code. No Participant or beneficiary shall be entitled to receive any payment or benefits under the Plan from the qualified trusts maintained in connection with the Retirement Plan, ESOP and 401(k) Plan.

11.2 The Employer shall have the right to establish a reserve, establish a grantor trust or make any investment for the purposes of satisfying its obligation hereunder for payment of benefits, including, but not limited to, investments in one or more registered investment companies under the Investment Company Act of 1940, as amended, to the extent permitted by applicable banking or other law; provided, however, that no Participant or Beneficiary shall have any interest in such investment, trust, or reserve.

11.3 To the extent that any Participant or Beneficiary acquires a right to receive benefits under the Plan, such right shall be no greater than the rights of an unsecured creditor of the Employer.

11.4 A Participant's benefit under the Plan may not be encumbered or assigned by a Participant or any Beneficiary.

                                   ARTICLE 12

                                 ADMINISTRATION


12.1 Except for the functions reserved to the Employer or its Board, the administration of the Plan shall be the responsibility of the Administrator. The Administrator shall be an individual director or employee of the Bank, or a committee consisting of two or more directors or employees of the Bank, and shall be appointed by the Board. The Administrator shall serve for such terms as the Board shall determine and until a successor or successors are designated and qualified. The Administrator may resign upon at least 60 days written notice to the Bank, or may be removed from office by the Board at any time, with or without notice.

12.2 If a committee is appointed to serve as Administrator (the "Committee"), the Committee shall hold meetings upon notice at such times and places as it may determine. Notice shall not be required if waived in writing. Any action of the Committee shall be taken pursuant to a majority vote at a meeting, or pursuant to the written consent of a majority of its members without a meeting, and such action shall constitute the action of the Committee and shall be binding in the same manner as if all members of the Committee had joined therein. A majority of the members of the Committee shall constitute a quorum. No member of the Committee shall vote or be counted for quorum purposes on any matter relating solely to himself or herself or his or her rights under the Plan. The Committee shall record minutes of any actions taken at its meetings or of any other official action of the Committee. Any person dealing with the Committee shall be fully protected in relying upon any written notice, instruction, direction or other communication signed by the Secretary of the Committee or by any of the members of the Committee or by a representative of the Committee authorized by the Committee to sign the same in its behalf.

12.3 The Administrator shall have the power and the duty to take all actions and to make all decisions necessary or proper to carry out the Plan. The determination of the Administrator as to any question involving the Plan shall be final, conclusive and binding. Any discretionary actions to be taken under the Plan by the Administrator shall be uniform in their nature and applicable to all persons similarly situated. Without limiting the generality of the foregoing, the Administrator shall have the following powers and duties:

         (a) the duty to furnish to all Participants, upon request, copies of the Plan;

         (b) the power to require any person to furnish such information as it may request for the purpose of the proper administration of the Plan as a condition to receiving any benefits under the Plan;

         (c) the power to make and enforce such rules and regulations and prescribe the use of such forms as it shall deem necessary for the efficient administration of the Plan;

         (d) the power to interpret the Plan, and to resolve ambiguities, inconsistencies and omissions, which findings shall be binding, final and conclusive;

         (e) the power to decide on questions concerning the Plan in accordance with the provisions of the Plan;

         (f) the power to determine the amount of benefits which shall be payable to any person in accordance with the provisions of the Plan and to provide a full and fair review to any Participant whose claim for benefits has been denied in whole or in part;

         (g) the power to allocate any such powers and duties to or among individual members of the Committee; and

         (i) the power to designate persons other than the Administrator to carry out any duty or power which would otherwise be a responsibility of the Administrator, under the terms of the Plan.

12.4 To the extent permitted by law, the Administrator and any person to whom it may delegate any duty or power in connection with administering the Plan, the Bank and any other Employer, and their respective officers and directors shall be entitled to rely conclusively upon, and shall be fully protected in any action taken or suffered by them in good faith in the reliance upon, any actuary, counsel, accountant, benefits specialist or other person selected by the Administrator, or in reliance upon any tables, valuations, certificates, opinions or reports which shall be furnished by any of them. Further, to the extent permitted by law, the Administrator, members of the Committee, the Bank and any other Employer, and their respective officers and directors shall not be liable for any neglect, omission or wrongdoing of any other Administrator, member of the Committee, agent, officer or employee of the Bank or any Employer. Any person claiming benefits under the Plan shall look solely to the Employer for redress.

12.5 All expenses incurred prior to the termination of the Plan that shall arise in connection with the administration of the Plan (including, but not limited to administrative expenses, proper charges and disbursements, compensation and other expenses and charges of any actuary, counsel, accountant, specialist, or other person who shall be employed by the Administrator in connection with the administration of the Plan), shall be paid by the Employer.

                                   ARTICLE 13

                            AMENDMENT OR TERMINATION


13.1 The Board shall have the power to suspend or terminate the Plan in whole or in part at any time, and from time to time to extend, modify, amend or revise the Plan in such respects as the Board, by resolution, may deem advisable; provided, however, that no such extension, modification, amendment, revision, or termination shall deprive a Participant or any Beneficiary of any vested benefit accrued under the Plan.

13.2 In the event of a termination or partial termination of the Plan, the rights of all affected parties, if any, to benefits accrued to the date of such termination or partial termination, shall become nonforfeitable to the same extent that such rights would be nonforfeitable if such benefits were provided under the Retirement Plan, ESOP or 401(k) Plan and such plans were terminated on such date.

13.3 No amendment of the Plan shall reduce the vested and accrued benefits, if any, of a Participant under this Plan, except to the extent that such a reduction would be permitted if such benefits were provided under the Retirement Plan, ESOP or 401(k) Plan, as applicable.

13.4 In the event of the termination or partial termination of the Plan: (a) the Bank shall pay in one lump sum to affected Participants or their Beneficiaries the ESOP Benefit and Savings Benefit, if any, to which they are entitled, as if such Participants' termination of service had occurred on the date the Plan is terminated, and (b) the supplemental Retirement Income Benefit, if any, to which they are entitled shall be payable in accordance with the terms of the Plan.

                                   ARTICLE 14

                               GENERAL PROVISIONS


14.1 The Plan shall not be deemed to constitute an employment contract between the Employer and any Employee or other person, whether or not in the employ of the Employer, nor shall anything herein contained be deemed to give any Employee or other person, whether or not in the employ of the Employer, any right to be retained in the employ of the Employer, or to interfere with the right of the Employer to discharge any Employee at any time and to treat such Employee without any regard to the effect which such treatment might have upon such Employee as a Participant of the Plan.

14.2 Except as may otherwise be required by law, no distribution or payment under the Plan to any Participant or Beneficiary shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, whether voluntary or involuntary, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void; nor shall any such distribution or payment be in any way liable for or subject to the debts, contracts, liabilities, engagements or torts of any person entitled to such distribution or payment. If any Participant or Beneficiary is adjudicated bankrupt or purports to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any such distribution or payment, voluntarily or involuntarily, the Administrator, in its sole discretion, may cancel such distribution or payment or may hold or cause to be held or applied such distribution or payment, or any part thereof, to or for the benefit of such Participant or Beneficiary, in such manner as the Administrator shall direct.

14.3 If the Employer determines that any person entitled to payments under the Plan is incompetent by reason of physical or mental disability, it may cause all payments thereafter becoming due to such person to be made to any other person for his or her benefit, without responsibility to follow application of amounts so paid. Payments made pursuant to this provision shall completely discharge the Plan, the Employer and the Administrator.

14.5 The Employer shall be the sole source of benefits under the Plan, and each Employee, Participant, Beneficiary, or any other person who shall claim the right to any payment or benefit under the Plan shall be entitled to look solely to the Employer for payment of benefits.

14.6 If the Employer is unable to make payment to any Participant, Beneficiary, or any other person to whom a payment is due under the Plan, because it cannot ascertain the identity or whereabouts of such Participant, Beneficiary, or other person after reasonable efforts have been made to identify or locate such person (including a notice of the payment so due mailed to the last known address of such Participant, beneficiary, or other person shown on the records of the Employer), such payment and all subsequent payments otherwise due to such Participant, Beneficiary or other person shall be forfeited 24 months alter the date such payment first became due; provided, however, that such payment and any subsequent payments shall be reinstated, retroactively, no later than 60 days after the date on which the Participant, Beneficiary, or other person shall make application therefor. Neither the Bank nor the Administrator nor any other person shall have any duty or obligation under the Plan to make any effort to locate or identify any person entitled to benefits under the Plan, other than to mail a notice to such person's last known mailing address.

14.7 If upon the payment of any benefits under the Plan, the Employer shall be required to withhold any amounts with respect to such payment by reason of any federal, state or local tax laws, rules or regulations, then the Employer shall be entitled to deduct and withhold such amounts from any such payments. In any event, such person shall make available to the Employer, promptly when requested by the Employer, sufficient funds or other property to meet the requirements of such withholding. Furthermore, at any time the Employer shall be obligated to withhold taxes, the Employer shall be entitled to take and authorize such steps as it may deem advisable in order to have the amounts required to be withheld made available to the Employer out of any funds or property due to become due to such person, whether under the Plan or otherwise.

14.8 The Administrator, in its discretion, may increase or decrease the amount of any benefit payable hereunder if and to the extent that it determines, in good faith, that an increase is necessary in order to avoid the omission of a benefit intended to be payable under this Plan or that a decrease is necessary in order to avoid a duplication of the benefits intended to be payable under this Plan.

14.9 The provisions of the Plan shall be construed, administered and governed under applicable federal laws and the laws of the State of New York. In applying the laws of the State of New York, no effect shall be given to conflict of laws principles that would cause the law of another jurisdiction to apply.



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